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                                                             Reference: SAR 98-1


                                                                   EXHIBIT 10.17

                       STOCK APPRECIATION RIGHT AGREEMENT


GRANTED TO:             Edwin Jacobson

DATE OF GRANT:          January 2, 1998

GRANTED PURSUANT TO:    Heartland Technology, Inc. 1997 Incentive and Capital
                        Accumulation Plan

NUMBER OF UNDERLYING    25,000 shares
SHARES OF COMMON
STOCK:

EXERCISE PRICE:         $16.625 per share

VESTING SCHEDULE:       100% at May 30, 1998


         1. This Stock Appreciation Right Agreement (the "Agreement") is made and entered into as of January 2, 1998, between Heartland Technology, Inc., a Delaware corporation (the "Company"), and Edwin Jacobson ("Employee").

         2. Employee is granted a stock appreciation right by the Compensation Committee of the Company's Board of Directors (the "Committee") relating to 25,000 shares of Common Stock (the "Right") pursuant to the Company's 1997 Incentive and Capital Accumulation Plan (the "Plan"). Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan. The Right granted hereunder is a matter of separate inducement and is not in lieu of salary or other compensation for Employee's services.

         3. The Right's exercise price is $16.625 per share, such exercise price being in the judgment of the Committee not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

         4. Subject to the terms of the Plan and this Agreement, the Right entitles Employee to receive from the Company an amount in cash equal to the product of (X) the amount, if any, by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the exercise price per share specified in Paragraph 3 hereof and (Y) the number of shares with respect to which such Right shall have been exercised.
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         5. Subject to Paragraphs 6, 7 and 8 below, the Right shall become fully exercisable on May 30, 1998 (the "Vesting Date").

         6. Subject to Paragraphs 7 and 8 below, the unexercised portion of the Right, unless sooner terminated, shall expire on January 2, 2008 (the "Expiration Date") and, notwithstanding anything contained herein to the contrary, no portion of the Right may be exercised after such date.

         7. If prior to the Expiration Date, Employee's employment with the Company or any subsidiary corporation terminates, the Right will terminate on the applicable date as described below, provided, however, that none of the
                                        --------  -------
events described below shall extend the period of exercisability beyond the Expiration Date:

            (a) If the employment of Employee is terminated by reason of Employee's death while in the employ of the Company or any subsidiary corporation, the Right shall immediately become fully exercisable and remain exercisable for twelve (12) months after Employee's death and shall be exercisable by the executor or administrator of the estate of the deceased Employee or the person or persons to whom the deceased Employee's rights under the Right shall pass by will or the laws of descent or distribution;

            (b) If the employment of Employee is terminated by the Company or any subsidiary corporation for reason of Employee's "permanent disability" (as defined below), the Right shall immediately become fully exercisable on the date of such termination and shall remain exercisable for six (6) months after such date; provided, however, that if Employee dies during the six month period
      --------  -------
following such date and Employee has not exercised the Right, the Right shall remain exercisable for an additional twelve (12) months after Employee's death and shall be exercisable by the executor or administrator of the estate of the deceased Employee or the person or persons to whom the deceased Employee's rights under the Right shall pass by will or the laws of descent or distribution;

            (c) If the employment of Employee is terminated by the Company or any subsidiary corporation for "Cause" (as defined below), the Right shall, to the extent not theretofore exercised, immediately become null and void on the date of such termination;

            (d) If the employment of Employee is terminated (i) by the Company or any subsidiary corporation other than (X) for "Cause" or (Y) for reason of Employee's death or "permanent disability" or (ii) by the Employee for "Good Reason" (as defined below), the Right to the extent not theretofore exercised shall immediately become fully exercisable on the date of such termination and shall remain exercisable for six (6) months after such date;

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            (e)  If the employment of Employee is terminated by the Employee prior to the Vesting Date for other than "Good Reason", the Right shall, to the extent not theretofore exercised, immediately become null and void on the date of such termination; or

            (f) If the employment of Employee is terminated by the Employee on or after the Vesting Date, the Right shall remain exercisable for six (6) months after the date of such termination.

            For purposes of this Agreement, the terms "permanent disability", "Cause" and "Good Reason" shall have the meanings ascribed to such terms in the Employee's employment agreement with the Company (f/k/a Milwaukee Land Company), dated June 29, 1993, as amended from time to time (the "Employment Agreement"), or any successor agreement.

         8. Upon the occurrence of a "Change in Control" (as defined below), the Right shall immediately become fully exercisable and shall terminate thirty (30) days after the occurrence of the Change in Control. Upon such termination, Employee shall receive, with respect to the unexercised portion of the Right, an amount in cash equal to the product of (X) the amount, if any, by which the Fair Market Value of a share of Common Stock immediately prior to the occurrence of such Change in Control exceeds the exercise price per share specified in Paragraph 3 hereof and (Y) the number of shares with respect to which such Right had not been theretofore exercised on the date of such termination. For purposes of this Agreement, the term "Change in Control" shall have the meaning ascribed to such term in the Plan.

         9. Employee may exercise the Right regardless of whether any other Stock Appreciation Right that Employee has been granted by the Company remains unexercised. In no event may Employee exercise the Right for a fraction of a share or for less than 100 shares unless such number is the remaining balance for which the Right is then exercisable.

         10. The Company may withhold from sums due or to become due to Employee from the Company an amount necessary to satisfy its obligation to withhold taxes incurred by reason of the exercise of the Right, or may require Employee to reimburse the Company in such amount.

         11. Employee shall not have any of the rights of a shareholder with respect to the shares of Common Stock underlying the Right.

         12. Any exercise of this Right shall be in writing addressed to the Corporate Secretary of the Company at the principal place of business of the Company, specifying the number of Rights being exercised and the exercise price of such Rights.

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         13. This Right shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during Employee's lifetime, only by Employee. Notwithstanding the foregoing, this Right may be transferred by Employee solely to Employee's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons, subject to any restriction included in this Agreement.

         14. This Agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions.

         15. This Agreement is not a contract of employment and the terms of Employee's employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Company to continue Employee's employment, and it shall not impose any obligation on Employee's part to remain in the employ of the Company.

         16. Employee acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Employee any material information regarding the business of the Company or affecting the value of the Common Stock before or at the time of a termination of the employment of Employee by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                           HEARTLAND TECHNOLOGY, INC.


                                           By: /s/ Leon F. Fiorentino
                                              -----------------------
                                               Name:  Leon F. Fiorentino
                                               Title: Vice President - Finance

ACCEPTED:


/s/ Edwin Jacobson
-------------------
Edwin Jacobson

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